UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2008

Bank of Granite Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15956	56-1550545

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)
P.O. Box 128, 23 North Main Street
Granite Falls, North Carolina 28630
(Address of Principal Executive Offices) (Zip Code)
(828) 496-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 —	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     The Board of Directors of Bank of Granite Corporation (the “Company”) amended and restated the Company’s Bylaws, effective as of April 28, 2008. The amendment and restatement of the bylaws was for the purpose of, among other things, modifying certain outdated provisions that existed in the Company’s prior bylaws. The substantive changes to the Company’s prior bylaws include:
1.	We amended the bylaws to provide that notice of stockholder and director meetings may be given by mail, by commercial delivery service, by electronic, wire or wireless communication or by facsimile transmission. The prior bylaws provided that “written or printed notice” would be given, but did not specify the means of delivery.

2.	We redefined the term “present” in the prior bylaws to allow members of the Board of Directors (or of any Committee) to participate in a meeting by means of video or telephone or similar communications equipment and be considered present at the meeting for all purposes.

3.	We updated the advance notice procedures for nomination of directors and other business to be transacted at the annual meeting.

4.	We established a minimum board size of 5, while retaining the maximum board size of 12.

5.	The prior bylaws required that all directors be residents of North Carolina for at least a year prior to election. We amended the bylaws to provide that 3/4 of the directors be North Carolina residents and removed the one-year residency period. We also modified the provision regarding the age limitations for directors to clarify that no individual will be eligible for election as a director after his or her 72nd birthday, but an incumbent director may continue his or her then-current term following his or her 72nd birthday.

6.	We modified the bylaws to provide that the Chairman of the Board of Directors is not required to be an executive officer of the Company.

7.	We increased the notice required for special meetings of the Board of Directors, from one hour to one business day.

8.	We formalized the Board’s practices regarding committees, including adding a provision requiring an Executive Committee, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

9.	We added descriptions of the responsibilities and powers of the officers of the Company.

10.	We updated the indemnification procedure to be consistent with the current Delaware statute regarding indemnification of officers, directors and employees.
     The above description of the Amended and Restated Bylaws does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws of the Company, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01 —	Other Events
APPOINTMENTS BY THE BOARD OF DIRECTORS
     On April 28, 2008, the Board of Directors of the Company elected James Y. Preston as Chairman of the Board. Mr. Preston, Of Counsel with Parker Poe Adams & Bernstein LLP in Charlotte, North Carolina, practiced law for more than 40 years until his retirement in 2004. Mr. Preston has served as director of the Company since 2003.
     The Board of Directors of the Company also elected John N. Bray as Vice-Chairman of the Board. Mr. Bray is chairman and chief executive officer of Vanguard Furniture, Incorporated in Hickory, North Carolina and has served as director of the Company since 1992.
     Also on April 28, 2008, the Board of Directors of the Company approved the following director committee assignments:
Audit Committee
Paul M. Fleetwood, III, Chairman, Joseph D. Crocker, Hugh R. Gaither and Boyd C. Wilson, Jr.
Compensation Committee
Hugh R. Gaither, Chairman, Joseph D. Crocker, Leila N. Erwin and Paul M. Fleetwood, III
Nominating and Corporate Governance Committee
Boyd C. Wilson, Jr., Chairman, John N. Bray, Leila N. Erwin and Hugh R. Gaither

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
     The following proposals were considered and acted upon at the Annual Meeting of Stockholders of the Company held on April 28, 2008:
Proposal 1 — To consider the election of eight persons named as director/nominees in the Proxy Statement dated March 20, 2008.

R. Scott Anderson	FOR	14,501,667	WITHHELD	642,952
John N. Bray	FOR	14,435,240	WITHHELD	709,379
Joseph D. Crocker	FOR	14,522,112	WITHHELD	622,507
Leila N. Erwin	FOR	14,477,632	WITHHELD	666,987
Paul M. Fleetwood, III	FOR	14,541,951	WITHHELD	602,668
Hugh R. Gaither	FOR	14,406,548	WITHHELD	738,071
James Y. Preston	FOR	14,476,930	WITHHELD	667,689
Boyd C. Wilson, Jr., CPA	FOR	14,519,189	WITHHELD	625,430
Proposal 2 — To consider the ratification of the selection of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.
FOR       14,952,648       AGAINST       117,521      ABSTAIN      74,450
Item 9.01 — Financial Statements and Exhibits
(d) Exhibits.
     See Exhibit Index attached hereto.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Granite Corporation
May 2, 2008	By:	/s/ Kirby A. Tyndall
Kirby A. Tyndall
Secretary, Treasurer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Bank of Granite Corporation